Exhibit 22.   Subsidiaries of Echlin Inc. (indirect subsidiaries are indented)

                                            State or Jurisdiction        Percentage of
Name                                        Where Organized              Securities Owned
-------                                     -----------------------      ----------------

Ace Electric Company, Inc.                       Missouri                      100
American Electronic Components, Inc.             Delaware                      100
Automotive Brake Company Inc.                    Delaware                      100
  Brake Parts Inc.                               Delaware                      100
  Friction Inc.                                  Delaware                      100
  Hydraulics Inc.                                Delaware                      100
Automotive Controls Corp.                        Connecticut                   100
Automotive Motion Technology                     England                        51
Beck/Arnley Worldparts Corp.                     Delaware                      100
Blackstone Manufacturing Co., Inc.               Illinois                      100
British Filters Limited                          England                       100
BWD Automotive Corporation                       Delaware                      100
Echlin Argentina S.A.                            Argentina                     100
Echlin Asset Funding Corp.                       Connecticut                   100
Echlin Australia (Pty.) Ltd.                     Australia                     100
Echlin (Bermuda) Ltd.                            Bermuda                        99
Echlin Canada Inc.                               Canada                        100
  Brake Parts Canada Inc.                        Ontario                       100
  Distex Ind. Inc.                               Ontario                       100
  Neelon Casting Ltd.                            Ontario                       100
  Long Manufacturing Ltd.                        Ontario                       100
Echlin Charger Mfg. Co. (Pty.) Ltd.              South Africa                   92
Echlin China Limited                             Hong Kong                     100
  Ai Che Distribution Co. Ltd.                   China                          80
Echlin Dominicana, S.A.                          Dominican Republic            100
Echlin Europe Holding Limited                    England                       100
  Echlin (Southern) Holding Limited              England                       100
    Echlin Europe Limited                        England                       100
      Grau Limited                               England                       100
      Midland-Grau S.A.                          Spain                         100
      Hobourn Automotive Limited                 England                       100
      Lipe Limited                               England                       100
      Preferred Technical Group.
        CHA Limited                              England                       100
      Echlin Europe (Heavy Duty)
        Holding Limited                          England                       100
      Quinton Hazell plc                         England                       100
        Motaproducts Automotive Limited          England                       100
        Quinton Hazell Holdings Espana, S.A.     England                       100
          La Industrial Plastica Y
          Metalurgica, S.A.                      Spain                         100
Echlin Holding Deutschland GmbH                  Germany                       100
  Echlin Grundstucksverwaltung
    (Deutschland) GmbH                           Germany                       100
  FTE Automotive GmbH                            Germany                       100
  Echlin India Private Limited                   India                          50
  Move Brems - und Kupplungsschlauch GmbH        Germany                       100
Echlin International, V.I., Inc.                 Virgin Islands                100
Echlin-Ponce, Inc.                               Delaware                      100
Echlin Taiwan Ltd.                               Taiwan                        100
Emboabas Industria e Comercio Limitada           Brazil                        100
  Echlin do Brasil S.A.                          Brazil                        100
Grau GmbH                                        Germany                       100
Grupo Echlin Automotriz, S.A. de C.V.            Mexico                        100
  Frenos Lusac, S.A. de C.V.                     Mexico                        100
  Itapsa, S.A. de C.V.                           Mexico                        100
  Balatas American Brakeblok, S.A. de C.V.       Mexico                        100
  Echlin Comercial, S.A. de C.V.                 Mexico                        100
  Inversiones Echlin, S.A. de C.V.               Mexico                        100
  Long de Mexico, S.A. de C.V.                   Mexico                        100
  Producciones Automotrices, S.A. de C.V.        Mexico                        100
  Echlin Mexicana, S.A. de C.V.                  Mexico                        100
Integrated Technologies Group, Inc.              Connecticut                   100
Inversora Sabana, S.A.                           Venezuela                     100
  Echlin de Venezuela, C.A.                      Venezuela                     100
      Echlin de Colombia, Ltda.                  Colombia                      100


                                            State or Jurisdiction        Percentage of
Name                                        Where Organized              Securities Owned
------                                      ----------------------       ----------------

Iroquois Tool Systems, Inc.                      Pennsylvania                  100
Long USA Inc.                                    Delaware                      100
  Long Cooling Systems Inc.                      Delaware                      100
  Long Automotive, Inc.                          Texas                         100
Midland Brake, Inc.                              Delaware                      100
Moto Mirror Inc.                                 Texas                         100
Mr. Gasket, Inc.                                 Delaware                      100
Nobel Plastiques S.A.                            France                        100
  Nobel Plastiques Iberica S.A.                  Spain                         100
  Nobel Plastiques Climatisation S.A.            Spain                          65
Pacer Industries, Inc.                           Missouri                      100
  Balatas American Brakebloks, S.A. de C.V.      Mexico                        100
Prattville Mfg., Inc.                            Delaware                      100
Preferred Technical Group International, Inc.    Delaware                      100
  Multitech - PTG, Inc.                          Delaware                      100
  Preferred Technical Group, Inc.                Delaware                      100
Ristance Corporation                             Indiana                       100
  Echlin de Saltillo, S.A. de C.V.               Mexico                        100
Sierra International Inc.                        Illinois                      100
T. J. Filters Limited                            England                       100
Tekonsha Engineering Company                     Michigan                      100
Theodore Bargman Co.                             Michigan                      100
United Brake Systems Inc.                        Delaware                      100
WAWD-EAP Automotive Products, Inc.               Delaware                      100
3125025 Canada Inc.                              Canada                        100

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